Final version
29 February 2008
EXHIBIT 10.23

Svaneco Ltd. (BVI)

and

Sapiens Alliance Ltd. (BVI)

and

Klaus Aamann

and

Bent Helvang Media ApS

and

Bristol Worldwide Ltd. (BVI)

and

EXWAL INC.

SHARE PURCHASE AGREEMENT

February 29, 2008

Lang Michener LLP

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of February 29 , 2008,

AMONG:

Svaneco Ltd. (BVI)
c/o Svane Fördepromenade 3, EG
24944 Flensburg
Germany

and

Sapiens Alliance Ltd. (BVI)
c/o Lauritsen Fordepromenade 3, EG
24944 Flensburg
Germany

and

Klaus Aamann
Via Ceresio 18
CH-6977 Ruvigliana
Schweiz

and

Bent Helvang Media ApS
c/o Bent Helvang
Ibsvej 7
DK-2680 Solrød Strand
Denmark

and

Bristol Worldwide Ltd. (BVI)
BVI company number: 1396891

(each a “Principal Shareholder” and together, the “Principal Shareholders”)

AND:

EXWAL INC., a Nevada corporation with an address at 570 Shaw River Way, Sacramento, CA 958 31, USA

(the “Purchaser”)

WHEREAS:

(A) The Principal Shareholders own the majority of the issued and outstanding shares of Bark;

(B) The Purchaser wishes to purchase all of the issued and outstanding shares of Bark held by the Principal Shareholders on the terms and subject to the conditions set out in this Agreement.

THIS AGREEMENT WITNESSES THAT the Parties, intending to be legally bound, covenant and agree as follows:

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement, including the recitals and schedules, the following words and phrases have the following meanings:

(a) “Affiliate” means any officer, director, shareholder or employee of a company or any member of the immediate family (limited to a spouse, parent or child) of any such officer, director, shareholder or employee, and any corporation;

(b) “Assets” means all property or assets of any nature or kind, whether real property or personal property, tangible or intangible, including all Intellectual Property;

(c) "Bark" means Bark Corporation A/S, a company registered with company number (CVR) 2993106, having its registered address at Østergade 17-19, DK-1100 Copenhagen K, Denmark.

(d) “Bark Advertising” means Bark Advertising A/S, a corporation incorporated pursuant to the laws of Denmark;

(e) “Bark Copenhagen” means Bark Copenhagen A/S, a corporation incorporated pursuant to the laws of Denmark;

(f) “Bark Media” means Bark Media ApS, a corporation incorporated pursuant to the laws of Denmark;

(g) “Bark Shares” means all of the issued and outstanding shares of Bark held by the Principal Shareholders;

(h) “Business Day” means any day other than a Saturday, Sunday or public holiday in Vancouver, British Columbia or Copenhagen, Denmark;

(i) “Closing” means the completion of the purchase and sale of the Bark Shares on the terms and subject to the conditions contained in this Agreement;

(j) “Closing Date” means the date of Closing, as determined in accordance with §2.3 of this Agreement;

(k) “Companies” means Bark and its Subsidiaries, and “Company” means any one of the Companies;

(l) Company Financial Statements” means financial statements of the Companies, as listed and attached as Schedule 2;

(m) “Consents and Approvals” means all necessary consents and approvals required to be obtained in connection with the execution and delivery by the Principal Shareholders of this Agreement and the consummation of the transactions described herein, as listed in the Disclosure Schedule, which consents and approvals will include all consents and approvals required to be obtained under all licenses and permits held by Bark for the conduct and operation of its advertising and marketing business in order that the Purchaser, through the Subsidiaries, will have the full benefit of such licenses and permits following Closing;

(n) “Disclosure Schedule” means the disclosure schedule attached as Schedule 1. The Disclosure Schedule will be arranged in sections corresponding to the numbered and lettered sections contained in this Agreement and the disclosure in any section qualifies other sections in this Agreement only to the extent that such disclosure specifically references the fact that it also qualifies or applies to such other specified sections;

(o) “Employees and Contractors” means all individuals who are full-time, part-time or temporary employees or individuals engaged on contract to provide employment or similar services in respect of a company;

(p) “Encumbrance” means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option, assignment, license or other encumbrance or adverse claim of any nature or kind whatsoever;

(q) “Exwal Shareholder Agreement” means the shareholder agreement to be entered into between the Purchaser and each shareholder of Bark as of Closing, immediately prior to the issue of the Purchaser Shares, in the form of agreement attached hereto as Schedule 5;

(r) “GAAP” means United States generally accepted accounting principles. All determinations of an accounting nature in respect of the company Exwal Inc. (the Purchaser) will be made in a manner consistent with GAAP and past practice with no changes in the method of application of the company’s accounting policies or changes in the method of applying the company’s use of estimates;

(s) “Government Entity” means (i) any international, multinational, national, federal, provincial, state, municipal, local or other government or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-government or private body, in each case, having jurisdiction on behalf of any nation, province, territory, state or other geographic subdivision thereof and exercising any regulatory, judicial, legislative, expropriation or taxing authority;

(t) “Intellectual Property” means, in respect of a Person, all patents (including utility patents, design patents, registered industrial designs, utility models and certificates of addition), patent applications, copyright, trade marks (including trade names, business names and service marks), information rights in computer software and databases, internet domain names, know-

how, trade secrets, other similar instruments or rights, whether registered or unregistered, and all rights in relation to any of the foregoing which are recognized in any jurisdiction, of the Person;

(u) “Lock-Up Termination Date” means the date which is twelve (12) months from the Trading Date;

(v) " Loss" has the meaning ascribed to it in Section 10.4 of this Agreement.

(w) “Material Contracts” means all agreements that are material to a Party’s business or that were not entered into in the ordinary course of business, whether oral or written, to which Party is a party, which are currently in effect, and which relate to the operation of a Party’s business;

(x) “Minority Shareholders” means those shareholders of Bark registered in the register of shareholders of Bark at the day of execution of this agreement, exclusive of the Principal Shareholders;

(y) “Minority Shareholder Shares” means the shares of Bark held by each Minority Shareholder

(z) “Party” means each party to this Agreement individually and “Parties” mean each Party collectively;

(aa) “Person” includes an individual, corporation, limited liability corporation, unlimited liability company, body corporate, partnership, limited partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof or any other entity (including a Government Entity);

(bb) “Principal Shareholders’ Closing Documents” means the closing documents set forth in §9.2 to be delivered by the Principal Shareholders on or before the Closing Date.

(cc) “Purchaser Shares” has the meaning ascribed to it in §2.2;

(dd) “Purchaser’s Closing Documents” means the closing documents set forth in §9.3 to be delivered by the Purchaser on or before the Closing Date;

(ee) “Purchaser Financial Statements” means the financial statements of the Purchaser as listed and attached as Schedule 3;

(ff) “Subsidiaries” means Bark Advertising, Bark Copenhagen and Bark Media; (gg) “SEC” means the United States Securities and Exchange Commission; (hh) “Securities Act” means the United States Securities Act of 1933, as amended;

(ii) “Trading Date” means the first date for which the shares of the Purchaser’s common stock are eligible for trading on the OTC Bulletin Board or another public exchange.

Schedules

1.2 The following schedules are attached to, form part of, and are hereby incorporated by reference into this Agreement:

Schedule 1 – Disclosure Schedule

Schedule 2 – Company Financial Statements

Schedule 3 – Purchaser Financial Statements

Schedule 4 – Exwal Shareholder Agreement

PART 2

PURCHASE AND SALE

Purchase and Sale of Bark Shares

2.1 In reliance on the representations and warranties the Indemnification Agreement executed be DeBondo Capital Ltd., the Management Representation Letter delivered by Maria Peceli in her capacity as president of the Purchaser and the legal opinion prepared by Lang Michener LLP regarding the issued and outstanding share capital of the Purchaser, and on the terms and subject to the conditions contained in this Agreement, at the Closing, the Purchaser will purchase from the Principal Shareholders, and the Principal Shareholders will sell, assign and transfer to the Purchaser, all outstanding Bark Shares, free and clear of all Encumbrances.

Consideration

2.2 The total consideration payable by the Purchaser to the Principal Shareholders for the Bark Shares will be the issuance of the number of shares of common stock of the Purchaser equal to 1.2964548 times the number of Bark Shares (the “Purchaser Shares”) to the Principal Shareholders pro rata in accordance with their ownership of Bark, as set forth in the Disclosure Schedule.

Closing

2.3 The Closing will take place no later than five business days after the satisfaction of the later of the following conditions precedent to closing to occur, provided that in no event will the Closing Date be later than April 1, 2008:

(a) The board of directors of Bark has approved the Closing of the transactions contemplated in this Agreement; and

(b) The Purchaser will have entered into the Exwal Shareholder Agreements with each shareholder of Exwal.

Issuance of the Purchaser Shares

2.4 Each of the Principal Shareholders acknowledges and agrees that the Purchaser Shares will be offered and sold to the Principal Shareholder without such offer and sale being registered under the Securities Act and will be issued to each Principal Shareholder in an offshore transaction outside of the United States in accordance with a safe harbour from the registration requirements of the Securities Act provided by Rule 903 of Regulation S of the Securities Act based on the representations and warranties of the Principal Shareholder in this Agreement. As such, each Principal Shareholder further acknowledges and agrees that the Purchaser Shares will, upon issuance, be “restricted securities” within the meaning of the Securities Act. Each Principal Shareholder acknowledges and agrees that all certificates representing the Purchaser Shares will be endorsed with the following legend, or such similar legend as deemed advisable by legal counsel for the Purchaser, to ensure compliance with Regulation S of the Securities Act and to reflect the status of the Purchaser Shares as restricted securities:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

Each Principal Shareholder acknowledges that the Purchaser Shares may not be offered, resold, pledged or otherwise transferred except through an exemption from registration under the Securities Act or pursuant to an effective registration statement under the Securities Act and in accordance with all applicable state securities laws and the laws of any other jurisdiction. Each Principal Shareholder agrees to resell the Purchaser Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act. Each Principal Shareholder agrees that the Company may refuse to register any transfer of the Purchaser Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration. Each Principal Shareholder agrees that the Purchaser may require the opinion of legal counsel reasonably acceptable to the Purchaser in the event of any offer, sale, pledge or transfer of any of the Purchaser Shares by the Principal Shareholder pursuant to an exemption from registration under the Securities Act. Each Principal Shareholder acknowledges that the Purchaser has not obligation to register the resale of any of the Purchaser Shares by the Principal Shareholder pursuant to the Securities Act.

Lock-up

2.5 The Shareholder agrees that, during the period from the Closing Date to the Lock-Up Termination Date, the Shareholder will not, directly or indirectly, offer, sell contract to sell, lend, swap or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of, or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, any shares of the common stock of the Company held by the shareholder as of the Closing Date of subsequently acquired (collectively, the "Shareholder's Securities"), directly or indirectly, except as follows:

(a) the Shareholder may sell the greater of the following amounts in any thirty day period without restriction, subject to compliance with applicable securities law:

(i) 10% of the number of Shares as of the Closing Date; and

(ii) 12,500 Shares.

(b) such number of shares as is consented to by the Company in writing, provided that the Company has no obligation to consent to any sale of Shares in excess of the number of Shares permitted by this Agreement; and

(c) the Shareholder may tender their Shares in connection with any tender offer for all, and not less than all, of the outstanding shares of the Company.

The foregoing restriction is expressly agreed to preclude the Shareholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Shareholder's securities even if such securities would be disposed of by someone other than the Shareholder. Such prohibited hedging or other transaction would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Shareholder's Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Shareholder's Securities.

PART 3

REPRESENTATIONS AND WARRANTIES IN RESPECT OF THE PRINCIPAL
SHAREHOLDERS INDIVIDUALLY

Representations and Warranties in Respect of the Principal Shareholders individually

3.1 Each Principal Shareholder represents and warrants severally, and not jointly, with respect to that respective Principal Shareholder, to the Purchaser that, as at both the effective date of this Agreement and the Closing Date,

(a) Capacity – the Principal Shareholder has all necessary legal right and capacity to execute and deliver this Agreement, to transfer the legal and beneficial title and ownership of the Bark Shares owned by the Principal Shareholder to the Purchaser, to perform all of the Principal Shareholder’s obligations hereunder and to comply with the terms and provisions of this Agreement, and this Agreement constitutes a valid and binding obligation of the Principal Shareholder in accordance with its terms,

(b) Title to Shares – the Principal Shareholder owns and has good and marketable title to each of the Bark Shares owned by the Principal Shareholder, as set forth in the Disclosure Schedule, as the legal and beneficial owner thereof, free of all Encumbrances and such shares of Bark are not subject to any voting trust agreement or other agreement relating to ownership, voting, dividend rights or their disposition,

(c) No Other Agreements – no Person (other than the Purchaser) has any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right, or which with the passage of time or the occurrence of any event could become an agreement, option or right, to require the Principal Shareholder to, sell, transfer, assign or otherwise dispose of any of the Bark Shares owned by the Principal Shareholder,

(d) Shareholder Loans – except as set forth in the Disclosure Schedule, there are no shareholder loans or any other indebtedness or liabilities owed or payable by any of the Companies to the Principal Shareholder,

(e) Company Assets – the Principal Shareholder does not have any right or interest in or to any Asset owned by or used by any of the Companies in its business as presently conducted or as currently proposed by any Company to be conducted,

(f) No Fees Payable – except as set forth in the Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Principal Shareholder,

(g) Not a U.S. Person – the Principal Shareholder is not a “U.S. Person” as defined by Regulation S of the Securities Act, as set forth below, and is not acquiring the Purchaser Shares for the account or benefit of a U.S. Person. A “U.S. Person” is defined by Regulation S of the Act to be any person who is (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any estate of which any executor or administrator is a U.S. person; (d) any trust of which any trustee is a U.S. person; (e) any agency or branch of a foreign entity located in the United States; (f) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and (g) any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited Subscribers as defined in Section 230.501(a) of the Act who are not natural persons, estates or trusts,

(h) No Offer in the U.S. – the Principal Shareholder was not in the United States at the time the offer to purchase the Purchaser Shares was received or at the time this Agreement was executed,

(i) Status as a Sophisticated Purchaser – the Principal Shareholder has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the investment in the Purchaser Shares. The Principal Shareholder has evaluated the merits and risks of an investment in the Purchaser Shares. The Principal Shareholder can bear the economic risk of this investment, and is able to afford a complete loss of this investment,

(j) Acquisition for Investment – the Purchaser Shares to be issued to the Principal Shareholder will be acquired by the Principal Shareholder for investment for the Principal Shareholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Principal Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Principal Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchaser Shares,

(k) Information Regarding the Purchaser – the Principal Shareholder has had full opportunity to ask questions and receive answers from representatives of the Purchaser regarding the business, properties, prospects and financial condition of the Purchaser, each as is necessary to evaluate the merits and risks of investing in the Purchaser Shares. The Principal Shareholder believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchaser Shares. The Principal Shareholder has had full opportunity to discuss this information with the Principal Shareholder’s legal and financial advisers before execution of this Agreement, and

(l) Reliance by Purchaser on Representations – each Principal Shareholder acknowledges that the Purchaser will rely on his respective representations in completing the issuance of the Purchaser Shares to the Principal Shareholders.

Survival

3.2 The representations and warranties of each Principal Shareholder contained in this Agreement will survive the Closing and continue in full force and effect for a period of 12 months after the Closing Date.

Reliance

3.3 Each individual Principal Shareholder acknowledges and agrees that the Purchaser has entered into this Agreement relying on the respective warranties and representations of said individual Principal Shareholder and other terms and conditions of this Agreement.

PART 4

REPRESENTATIONS AND WARRANTIES
IN RESPECT OF BARK AND ITS SUBSIDIARIES

Representations and Warranties in Respect of Bark and its Subsidiaries

4.1 The Principal Shareholders represent and warrant to the Purchaser that, as at both the effective date of this Agreement and the Closing Date, and except to the extent set forth in the Disclosure Schedule,

(a) Organization and Good Standing – Each Company is duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all necessary legal and corporate power and authority to own its property and assets and to carry on its business as presently conducted. Bark has delivered to the Purchaser complete and correct copies of each Company’s constating documents including its certificate of incorporation and its articles and bylaws, all as may be amended, and the minute books of each Company which contain complete and correct copies of all proceedings and actions taken at all meetings of, or effected by written consent of, the shareholders and the board of directors (including any committees thereof) of each Company. Each Company is duly qualified, licensed or registered to carry on business in the jurisdictions where it owns, leases or operates its property,

(b) Consents and Approvals – except for the Consents and Approvals, no vote or consent of the holders of any class or series of shares of a Company is necessary to approve and adopt this Agreement or to consummate any of the transactions contemplated hereby, and no authorization, approval, order, license, permit or consent of any Government Entity nor the registration, declaration or filing by a Company with any such Government Entity is required in order for the Principal Shareholders,

(i) to execute and deliver this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Principal Shareholders and/or Bark pursuant to or contemplated by this Agreement,

(ii) to incur the obligations expressed to be incurred by the Principal Shareholders and/or Bark pursuant to this Agreement, or

(iii) to duly perform and observe the terms and provisions of this Agreement,

(c) No Conflict – subject to obtaining the Consents and Approvals, no Company is a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur, or which could be terminated, cancelled or accelerated, in whole or in part, or which allows any Person to exercise any rights or gives rise to a requirement to obtain any authorization, consent, approval or waiver from any third Person, as a result of the execution and delivery of this Agreement or the consummation of any of the transactions provided for herein,

(d) Authority – the Principal shareholders have all necessary corporate right, authority, power and capacity to execute and deliver this Agreement and to perform all of its obligations hereunder and to comply with the terms and provisions of this Agreement and this Agreement constitutes a valid and binding obligation of the Principal Shareholders in accordance with its terms,

(e) Permits and Licences – each Company holds all material authorizations, approvals, orders, licenses, permits or consents issued by any Government Entity which are necessary in connection with the conduct and operation of its business as it is currently conducted and the ownership, leasing or use of its Assets as the same are now owned, leased, used conducted or operated. None of the Companies is in material breach of or in default under any of the terms or conditions thereof,

(f) Compliance with Laws – each Company and its respective Assets, operations and business have been and are being operated and have been and are in material compliance with all laws or orders applicable to its business or operations. No Company has received a notice or other communication alleging a possible violation of any law or order applicable to its business or operations,

(g) No Litigation – except as disclosed in the Disclosure Schedule, there is no claim, suit, action, litigation, arbitration proceeding or Government Entity proceeding, including any appeal or application for review, in progress, pending or to the knowledge of Bark, threatened against, or relating to a Company or affecting a Company’s Assets or business,

(h) Capitalization –All outstanding shares in the capital of each Company have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of the respective Company and represent all of the issued and outstanding shares in the capital of the respective Company,

(i) No Other Agreements – no Person has any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right, or which with the passage of time or the occurrence of any event could become an agreement, option or right, to require a Company to

(i) allot or issue any further or other share in its capital or any other security convertible or exchangeable into any share in its capital,

(ii) convert or exchange any security into or for any share in its capital, or

(iii) purchase, redeem or otherwise acquire any issued and outstanding share in its capital,

(j) Company Financial Statements – the Company Financial Statements:

(i) have been derived from and are in accordance with the books and records of each Company, respectively,

(ii) have been prepared in accordance with GAAP, or other generally accepted accounting principles applicable in the jurisdictions of the relevant Company, consistently applied with past practice, and

(iii) fairly present the financial position of each Company, respectively, as at each date and the results of operations, cash flows and the changes in shareholder’s equity for each period reported,

(k) Accuracy of Records – all financial transactions of each Company have been fairly reflected in the accounting and financial books and records of the Company, and such books and records are stated in reasonable detail and fairly reflect the basis for the Company Financial Statements,

(l) Absence of Undisclosed Liabilities – except to the extent disclosed, reflected or reserved against in the Company Financial Statements or incurred in the ordinary and normal course of the business of a Company since December 31, 2007 or as reflected in the Disclosure Schedule, no Company has any outstanding indebtedness or any liabilities or obligations (whether accrued, accruing, absolute, contingent or otherwise) and all such reserve amounts are adequate based on the past experience of the Company and are consistent with the accounting procedures used by the Company in previous fiscal periods and there is nothing which indicates that such reserves are not adequate or that higher reserves should be taken,

(m) Absence of Changes – since December 31, 2007 and except as reflected in the Disclosure Schedule, there have not been

(i) any changes in the condition or operations of the business, Assets or financial affairs of any Company which are, individually or in the aggregate, materially adverse, or

(ii) any damage, destruction or loss, labour unrest or other event, development or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to the Purchaser in writing, or which to the knowledge of Bark, may materially adversely affect the Assets of any Company or the business of any Company,

(n) Absence of Unusual Transactions – since December 31, 2007, no Company has

(i) transferred, assigned, sold or otherwise disposed of any Asset shown or reflected in the Company Financial Statements or forgiven, cancelled or released any debt or claim, except in the ordinary and normal course of its business,

(ii) incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and normal course of its business,

(iii) issued or sold any share in its capital or any warrant, bond, debenture or other corporate security or issued, granted or delivered any right, option or other commitment for the issuance of any such or other security,

(iv) discharged or satisfied any Encumbrance, or paid any obligation or liability (fixed or contingent), other than current liabilities or the current portion of long-term liabilities disclosed in the Company Financial Statements or current liabilities incurred since the date thereof in the ordinary and normal course of its business,

(v) declared or made any payment of any dividend or other distribution in respect of any of its shares other than in the ordinary and normal course, nor purchased, redeemed, subdivided, consolidated, or reclassified any share in its capital,

(vi) entered into any transaction not in the ordinary and normal course of its business,

(vii) made any gift of money or of any Asset to any Person,

(viii) amended or changed or taken any action to amend or change its constating documents,

(ix) mortgaged, pledged, subjected to any lien, granted an option or a security interest in respect of or otherwise encumbered any of its Assets, or

(x) authorized or agreed or otherwise become committed to do any of the foregoing,

(o) Title to Assets – each Company has legal and beneficial ownership of and good and marketable title to all its Assets, excluding operating equipment leased on normal commercial term, including all such Assets reflected in its financial books and records, free and clear of all Encumbrances and none of such Assets is in the possession of or under the control of any other Person. The Assets owned by each Company represent all assets used by the Company in the conduct of its business and as are necessary for the conduct by the Company of its business. No other person has any interest in any Asset used by a Company in the conduct of its business,

(p) Other Interests – none of the Companies owns any share in or other security of, or has any equity, partnership or proprietary interest in the Assets or business of, any other Person,

(q) Leased Assets – All rental or other payments required to be paid by each Company pursuant to leases or licenses have been duly paid and the Company is not otherwise in default in meeting its obligations thereunder,

(r) Leased Property – the Companies do not own any real property except for Østergade 17-19, Copenhagen, Denmark. No Company is a party to or bound by any leases of real property other than Østergade 17-19, Copenhagen, Denmark. All rental and other payments required to be paid by a Company under leases have been duly paid and there is not otherwise any default by a Company in meeting its obligations under any such lease,

(s) Material Contracts – regarding all current Material Contracts to which the Companies are a party, as reflected in the Disclosure Schedule

(i) each Material Contract is in full force and effect and is a valid and binding agreement of the Companies,

(ii) the Companies have performed or are performing all material obligations required to be performed by them under each such Material Contract and are not in breach or default thereunder and no other party to any such Material Contract is in breach or default thereunder, and

(iii) the Principal Shareholders do not know of any circumstances that are reasonably likely to occur that could reasonably be expected to adversely affect a Company’s ability, up to Closing, to perform its obligations under any Material Contract,

(t) Indebtedness to Related Parties – except for the payment of salaries and other compensation payable in the ordinary and normal course and reimbursement for out-of-pocket expenses in the ordinary and normal course and amounts disclosed in the Company Financial Statements or the Disclosure Schedule, none of the Companies is indebted to any Principal Shareholder or any Affiliate thereof,

(u) Directors – no amounts will be due or owing to any of the members of the board of directors of any Company as a result of such member’s resignation or removal,

(v) Condition of Assets – all tangible Assets used by the Company in connection with its business are in good operating condition and in a good state of maintenance and repair, reasonable wear and tear excepted, and

(w) No Fees Payable – no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of a Company. None of the Companies have paid or agreed to pay any fee, commission or expense incurred by any of its shareholders (including the fees, commissions or expenses of any accountant, auditor, broker, financial advisor, consultant or legal counsel retained by or on behalf of any such shareholder) arising from or in connection with this Agreement or any of the transactions contemplated by this Agreement.

Reliance

Each individual Principal Shareholder acknowledges and agrees that the Purchaser has entered into this Agreement relying on the respective warranties and representations of said individual Principal Shareholder and other terms and conditions of this Agreement.

Survival

4.2 The representations and warranties of each individual Principal Shareholder contained in this Agreement will survive the Closing and continue in full force and effect for a period of 12 months after the Closing Date.

PART 5

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Representations and Warranties in Respect of the Purchaser

5.1 The Purchaser represent and warrant to each of the Principal Shareholders that as at both the effective date of this Agreement and the Closing Date

(a) Organization and Good Standing – the Purchaser is duly incorporated under the laws of its jurisdictions of incorporation and is validly existing and in good standing with respect to the filing of annual returns and other documents required to be filed under such laws. The Purchaser has delivered to Bark complete and correct copies of the Purchaser’s constating documents including its certificate of incorporation and its articles and bylaws, all as may be amended, and the minute books of the Purchaser which contain complete and correct copies of all proceedings and actions taken at all meetings of, or effected by written consent of, the shareholders and the board of directors (including any committees thereof) of the Purchaser. The Purchaser is duly qualified, licensed or registered to carry on business in the jurisdictions where it owns, leases or operates its property,

(b) No Approvals Required – relying upon the representations and warranties of the Principal Shareholders set forth in this Agreement and except for filings required by applicable securities legislation, no authorization, approval, order, license, permit or consent of any Government Entity, regulatory body or court nor the registration, declaration or filing by the Purchaser with any such Government Entity, regulatory body or court is required in order for the Purchaser

(i) to execute and deliver this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Purchaser pursuant to or contemplated by this Agreement,

(ii) to incur the obligations expressed to be incurred by the Purchaser pursuant to this Agreement,

(iii) to issue the Purchaser Shares to the Principal Shareholders, or

(iv) to duly perform and observe the terms and provisions of this Agreement,

(c) No Conflict – the Purchaser is not a party to, bound by or subject to any indenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of

(i) the execution and delivery by the Purchaser of this Agreement or any other agreement, certificate or instrument to be executed or delivered by the Purchaser pursuant to or contemplated by this Agreement, or

(ii) the performance by the Purchaser of its obligations pursuant to, or the observance by the Purchaser of any of the terms and provisions of, this Agreement,

(d) No Orders – no order ceasing or suspending trading in securities of the Purchaser is outstanding against the Purchaser, its directors or officers, and no investigations or proceedings for such purposes are pending or, to the knowledge of the Purchaser, threatened,

(e) Authority – the Purchaser has all necessary corporate right, authority, power and capacity to execute and deliver this Agreement, to acquire the Bark Shares, to issue the Purchaser Shares to the Principal Shareholders, to perform all of its obligations hereunder and to comply with the terms and provisions of this Agreement and this Agreement constitutes a valid and binding obligation of the Purchaser in accordance with its terms,

(f) Compliance with Laws – the Purchaser and its Assets, operations and business have been and are being operated and have been and are in material compliance with all laws or orders applicable to its business or operations. The Purchaser has not received a notice or other communication alleging a possible violation of any law or order applicable to its business or operation,

(g) No Litigation – there is no claim, suit, action, litigation, arbitration proceeding or Government Entity proceeding, including any appeal or application for review, in progress, pending or to the knowledge of the Purchaser threatened against, or relating to the Purchaser or affecting the Purchaser’s Assets or business,

(h) Capitalization – the authorized and issued share capital of the Purchaser, together with the names and residency of each shareholder and the number, class and kind of shares outstanding, is as set forth in the draft S-1 Registration Statement dated February 27, 2008 and incorporated by reference into the Disclosure Schedule. All such outstanding shares (in total 3,241,138 shares of common stock) in the capital of the Purchaser have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of the Purchaser and represent all of the issued and outstanding shares in the capital of the Purchaser,

(i) Purchaser Shares – upon issuance, the Purchaser Shares will have been duly and validly issued and will be outstanding as fully paid and non-assessable shares in the capital of the Purchaser and will represent issued and outstanding shares in the capital of the Purchaser,

(j) Outstanding Rights to Purchase Shares – the Purchaser has not issued or committed to issue any common share purchase warrants or options to purchase shares of the Purchaser’s common stock,

(k) No Other Agreements – the Purchaser is not party to any agreement, option or right, present or future, contingent, absolute or capable of becoming an agreement, option or right, or which with the passage of time or the occurrence of any event could become an agreement, option or right, to require the Purchaser to

(i) allot or issue any further or other share in its capital or any other security convertible or exchangeable into any share in its capital,

(ii) convert or exchange any security into or for any share in its capital, or

(iii) purchase, redeem or otherwise acquire any issued and outstanding share in its capital,

(l) Purchaser Financial Statements – the Purchaser Financial Statements (i) have been derived from and are in accordance with the books and records of the Purchaser, (ii) have been prepared in accordance with GAAP consistently applied with past practice, and (iii) fairly present the financial position of the Purchaser as at each date and the results of operations, cash flows and the changes in shareholder’s equity for each period reported,

(m) Accuracy of Records – all financial transactions of the Purchaser have been fairly reflected in the accounting and financial books and records of the Purchaser, and such books and records are stated in reasonable detail and fairly reflect the basis for the Purchaser Financial Statements,

(n) Absence of Undisclosed Liabilities – except to the extent disclosed, reflected or reserved against in the Purchaser Financial Statements or incurred in the ordinary and normal course of the business of the Purchaser since September 30, 2007, the Purchaser does not have any outstanding indebtedness or any liabilities or obligations (whether accrued, accruing, absolute, contingent or otherwise) and liabilities incurred in the ordinary and normal course of the business of the Purchaser since September 30, 2007 do not exceed $5,000,

(o) Absence of Changes – since September 30, 2007, there have not been

(i) any changes in the condition or operations of the business, Assets or financial affairs of the Purchaser which are, individually or in the aggregate, materially adverse, or

(ii) any damage, destruction or loss, labour unrest or other event, development or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to Bark in writing, or which may materially adversely affect the Assets or the business of the Purchaser,

(p) Absence of Unusual Transactions – since September 30, 2007, the Purchaser has not

(i) transferred, assigned, sold or otherwise disposed of any Asset shown or reflected in the Purchaser Financial Statements or forgiven, cancelled or released any debt or claim, except in the ordinary and normal course of its business,

(ii) incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and normal course of its business,

(iii) issued or sold any share in its capital or any warrant, bond, debenture or other corporate security or issued, granted or delivered any right, option or other commitment for the issuance of any such or other security,

(iv) discharged or satisfied any Encumbrance, or paid any obligation or liability (fixed or contingent), other than current liabilities or the current portion of long-term liabilities disclosed in the Purchaser Financial Statements or current liabilities incurred since the date thereof in the ordinary and normal course of its business,

(v) declared or made any payment of any dividend or other distribution in respect of any of its shares other than in the ordinary and normal course, nor purchased, redeemed, subdivided, consolidated, or reclassified any share in its capital,

(vi) entered into any transaction not in the ordinary and normal course of its business,

(vii) made any gift of money or of any Asset to any Person,

(viii) amended or changed or taken any action to amend or change its constating documents,

(ix) mortgaged, pledged, subjected to any lien, granted an option or a security interest in respect of or otherwise encumbered any of its Assets, or

(x) authorized or agreed or otherwise become committed to do any of the foregoing,

(q) Other Interests – the Purchaser does not own any share in or other security of, or has any equity, partnership or proprietary interest in the Assets or business of, any other Person,

(r) Assets – the Purchaser does not own any Assets, other than as set forth in the Purchaser Financial Statements. Such Assets are free and clear of all Encumbrances and none of such Assets is in the possession of or under the control of any other Person. The Assets owned by the Purchaser represent all assets used by the Purchaser in the conduct of its business and as are necessary for the conduct by the Purchaser of its business. No other person has any interest in any Asset used by the Purchaser in the conduct of its business,

(s) Employees and Contractors – the Purchaser does not have any Employees or Contractors,

(t) Material Contracts – all current Material Contracts to which the Purchaser is a party are set out in the Disclosure Schedule along with each party thereto, and

(i) each such Material Contract is in full force and effect and is a valid and binding agreement of the Companies,

(ii) the Purchaser has performed or is performing all obligations required to be performed by it under each such Material Contract and is not in breach or default thereunder and no other party to any such Material Contract is in breach or default thereunder, and

(iii) the Purchaser does not know of any circumstances that are reasonably likely to occur that could reasonably be expected to adversely affect the Purchaser’s ability, up to Closing, to perform its obligations under any Material Contract,

(u) Shareholder Loans and Indebtedness to Related Parties– the Purchaser does not have any shareholder loans or other indebtedness or liabilities outstanding that are owed or payable to any shareholder of the Purchaser or any Affiliate thereof,

(v) Directors – no amounts will be due or owing to any of the members of the board of directors of the Purchaser as a result of such member’s resignation or removal,

(w) Copies of Agreements – accurate and complete copies of all Material Contracts to which the Purchaser is a party have been delivered to the Principal Shareholders,

(x) Corporate Records – the Purchaser has kept all records required to be kept by applicable corporate legislation,

(y) No Fees Payable – no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser has not paid or agreed to pay any fee, commission or expense incurred by any of its shareholders (including the fees, commissions or expenses of any accountant, auditor, broker, financial advisor, consultant or legal counsel retained by or on behalf of any such shareholder) arising from or in connection with this Agreement or any of the transactions contemplated by this Agreement.

Reliance

5.2 The Purchaser acknowledges and agrees that the Principal Shareholders have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement.

Survival

5.3 The representations and warranties of the Purchaser contained in this Agreement will survive the Closing and continue in full force and effect for a period of 12 months after the Closing Date.

PART 6

PRE-CLOSING COVENANTS

Conduct of Business

6.1 Each of the Principal Shareholders on the one side and the Purchaser on the other side covenant and agree that until the Closing Date or termination of this Agreement, except as otherwise contemplated in this Agreement or agreed to in writing by the Purchaser, they will (or, in the case of the Principal Shareholders, cause Bark to):

(a) Conduct Business in Ordinary and Normal Course – to conduct its business in the ordinary and normal course thereof, including the payment of all current liabilities and accounts in the ordinary and normal course, and

(b) Necessary Steps – to take all actions, steps and proceedings that are necessary or desirable to approve or authorize, or to validly and effectively undertake, the execution, delivery and performance of this Agreement and the completion of the transactions.

PART 7

PURCHASER’S CONDITIONS PRECEDENT

Purchaser’s Conditions

7.1 The obligations of the Purchaser to complete the purchase of the the Bark Shares are subject to the satisfaction of or compliance with each of the following conditions precedent on or before the Closing Date

(a) Truth and Accuracy of Representations and Warranties of the Principal Shareholders – the representations and warranties of the Principal Shareholders contained herein are true and correct in all material respects as at the Closing Date with the same effect as if made on the Closing Date,

(b) Performance of Obligations – the Principal Shareholders have, in all material respects, performed and complied with all the obligations, covenants and agreements to be performed and complied with by each of them on or before the Closing Date,

(c) Consents and Approvals – all Consents and Approvals will have been obtained, and

(d) Minority Shareholders – the Purchaser will have received the legal opinion of Holst Law Firm confirming that the board of directors of Bark have caused the shares of Bark held by the Minority Shareholders to be legally and validly transferred to the Purchaser in accordance with the articles of association of Bark.

Waiver

7.2 The conditions precedent set forth in this Part 7 are for the exclusive benefit of the Purchaser and may be waived jointly or individually by the Purchaser in writing in whole or in part on or before the Closing Date. The waiver by the Purchaser of any condition set forth in this Part 7, the acknowledgement or agreement by the Purchaser that any such condition has been satisfied and the completion of the purchase and sale transaction contemplated by this Agreement will be without prejudice to the Purchaser’s rights in respect of the warranties, representations, covenants and indemnities of the Principal Shareholders contained in this Agreement.

PART 8

PRINCIPAL SHAREHOLDERS’ CONDITIONS PRECEDENT

Principal Shareholders’ Conditions

8.1 The obligations of the Principal Shareholders to complete the sale of the Bark Shares are subject to the satisfaction of or compliance with each of the following conditions precedent on or before the Closing Date

(a) Truth and Accuracy of Representations and Warranties of the Purchaser – the representations and warranties of the Purchaser contained herein are true and correct in all material respects as at the Closing Date with the same effect as if made on the Closing Date,

(b) Performance of Obligations – the Purchaser have, in all material respects, performed and complied with all the obligations, covenants and agreements to be performed and complied with by them on or before the Closing Date, and

(c) Consents and Approvals – all Consents and Approvals will have been obtained.

8.2 The conditions precedent set forth in this Part 8 are for the exclusive benefit of the Principal Shareholders and may be jointly waived by the Principal Shareholders in writing in whole or in part on or before the Closing Date. The joint waiver by the Principal Shareholders of any condition set forth in this Part 8, the acknowledgement or agreement by the Principal Shareholders that any such condition has been satisfied and the completion of the purchase and sale transaction contemplated by this Agreement will be without prejudice to the Principal Shareholders’ rights in respect of the warranties, representations, covenants and indemnities of the Purchaser contained in this Agreement.

PART 9

CLOSING

Closing Date and Location

9.1 The Closing will take place on the Closing Date by exchange of the closing documents contemplated by Sections 9.2 and 9.3 of this Agreement or at such other time, date or location as may be agreed to in writing by the Parties.

Principal Shareholder’s Closing Documents

9.2 On or before the Closing Date, the Principal Shareholders will deliver, or cause to be delivered, to the Purchaser the following documents:

(a) a certified copy of resolutions of the directors of Bark authorizing the transfer of the Bark Shares to, and registration of the shares in the name of, the Purchaser;

(b) a share certificate registered in the name of the Purchaser representing all Bark Shares;

(c) a certified copy of the securities register of Bark showing the Purchaser as the registered owner of the Bark Shares,

(d) the legal opinion of Holst Law Firm confirming that the board of directors of Bark have caused the shares of Bark held by the Minority Shareholders to be legally and validly transferred to the Purchaser in accordance with the articles of association of Bark, and

(e) such other documents and instruments, other than those set out above, as may be reasonably requested by required by the Purchaser in order to complete the transactions set out in this Agreement;

and delivery of such documents by the Principal Shareholders in accordance with this §9.2 will be deemed to satisfy the conditions precedent set forth in Part 7.

Purchaser’s Closing Documents

9.3 On or before the Closing Date, the Purchaser will deliver, or cause to be delivered, to the Principal Shareholders the following documents and funds:

(a) share certificates, endorsed with the legend contemplated by this Agreement, registered in the name of the Principal Shareholders representing the Purchaser Shares;

(b) a certified copy of resolutions of the directors of the Purchaser authorizing the execution, delivery and performance of this Agreement by the Purchaser and the issue of the Purchaser Shares in the name of the Principal Shareholders,

(c) a certified copy of resolutions of the directors of the Purchaser authorizing the appointment of the nominees of the Prinicipal Shareholders to the board of directors of the Purchaser effective as of Closing;

(d) written resignations of the current directors and officers of the Purchaser dated effective as of Closing; and

(e) such other documents and instruments, other than those set out in above, as may be reasonably requested by legal counsel for the Principal Shareholders in order to complete the transactions set out in this Agreement;

and delivery of such documents and funds by the Purchaser in accordance with this §9.3 will be deemed to satisfy the conditions precedent set forth in §8.1.

PART 10

TERMINATION – CONSEQUENCES OF BREACH

Termination Rights

10.1 This Agreement may, by notice in writing given before or on the Closing, be terminated:

(a) by mutual consent of the Principal Shareholders and the Purchaser; or

(b) automatically if the Closing has not occurred on or before April 1, 2008, or such later date as the Parties may agree to in writing, unless the Closing has not occurred by such date because the Party seeking to terminate this Agreement has failed to perform any one or more of its obligations or covenants under this Agreement to be performed at or before Closing.

Effect of Termination

10.2 Each Party’s right of termination under this Part is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. Nothing in this Part limits or affects any other rights or causes of action any Party may have with respect to the representations, warranties, covenants and indemnities in its favour contained in this Agreement. If a Party waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfillment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

10.3 If this Agreement is terminated pursuant to any provision of §10.1, all obligations of the Parties under this Agreement will terminate, except if this Agreement is terminated by a Party because of a breach of this Agreement by another Party or because a condition for the benefit of the terminating Party has not been satisfied because the other Party has failed to perform any of its obligations or covenants under this Agreement which are reasonably capable of being performed or caused to be performed by such Party, and the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

10.4 Subject to Section 10.5 of this Agreement, in the event of a breach of this Agreement, the Party in breach shall indemnify and hold harmless the other Party/Parties from and against any loss, damage, cost or expense (the "Loss") thereby suffered or incurred by the Party/Parties not in breach and the Loss of the Party/Parties not in breach shall be calculated as the direct loss which may apply to the Loss.

Limitation of Liability

10.5 Notwithstanding anything else in this Agreement, the individual liability of each Principal Shareholder shall be limited to the value of the Purchaser Shares issued to the Principal Shareholder and the Purchaser’s sole recourse against each Principal Shareholder will be limited to recovery of the Purchaser Shares issued to each respective Principal Shareholder.

PART 11

GENERAL

Acknowledgement of Confidentiality

11.1 The Purchaser acknowledges and agrees that

(a) they have had access to information and trade secrets pertaining to the business, services and techniques of the Companies (collectively, the “Confidential Information”),

(b) the disclosure of any of the Confidential Information to competitors of the Companies, to others or to the public, would be highly detrimental to the best interests of the Company, and

(c) the right to maintain the Confidential Information constitutes a proprietary right which the Companies are entitled to protect.

Covenant on Confidentiality

11.2 The Purchaser covenants and agrees that at all times hereafter it will

(a) hold all of the Confidential Information in secrecy, as the trustee or custodian for the Companies, and for the Companies’ exclusive benefit and use,

(b) faithfully do all in its power to assist the Companies in maintaining the secrecy of the Confidential Information, and

(c) not at any time without the prior written consent of the Companies,

(i) disclose or divulge, directly or indirectly, to any person, firm or corporation any of the Confidential Information, or

(ii) practise or use, other than for the benefit of the Companies, any of the Confidential Information.

Exceptions

11.3 Notwithstanding §11.1(a), nothing will be deemed to be Confidential Information which:

(a) is known to the party receiving the information at the time of disclosure, unless any individual who knows the information is under an obligation to keep that information confidential;

(b) becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

(c) is received by the party receiving the information from a third party not under an obligation to keep that information confidential.

11.4 The provisions of §11.2 will not prohibit the disclosure of information required to be made under federal or state securities laws, rules and regulations or by order of any federal, state or local regulatory agency or as otherwise required to be disclosed under applicable law. If any disclosure is so required, the Party making such disclosure will consult with the other Parties before making such disclosure, and the Parties will use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to all Parties.

Governing Law, Venue and Arbitration

11.5 Any parts of this Agreement relating to the transfer of shares in Bark by the Principal Shareholders to Purchaser and the representations and warranties of the Principal Shareholders will be exclusively governed by, and interpreted and construed in accordance with, the laws prevailing in Denmark.

11.6 Any parts of this Agreement relating to the transfer and/or issuance of shares in the Purchaser and the representations and warranties of the Purchaser will be exclusively governed by, and interpreted and construed in accordance with, the laws prevailing in the state of Nevada.

11.7 All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules of Arbitration. The place of arbitration shall be Copenhagen, Denmark, and the language of the proceedings shall be English.

Notices

11.8 Every notice, request, demand or direction to be given pursuant to this Agreement must be in writing and must be delivered by hand (e.g. Federal Express or other reputable courier service) or sent by facsimile transmission or other similar form of written transmission by electronic means, in each case addressed as follows:

(a) if to the Purchaser:

Exwal Inc.
570 Shaw River Way, Sacramento, CA 958 31, USA

Facsimile: (916) 391-0430
Attention: Ms. Maria Peceli

with a copy to:

Debondo Capital Ltd.
130 Shaftesbury Ave, Suite 3.19
London W1D 5EU
United Kingdom

Facsimile: +44 207 900 3534
Attention: Mitchell Johnson

(b) if to the Principal Shareholders:

Bark Corporation
Østergade 17-19, 3.,, DK-1100 Copenhagen, Denmark

Facsimile: +45 33 32 00 78
Attention: Mr. Bent Helvang, Chairman

with a copy to:

Holst, Law Firm
Hans Broges Gade 2
8000 Aarhus C

Denmark
Facsimile: + 45 89 34 0001
Attention: Jørgen Lillelund Olsen

or to such other address or transmission receiving station in as specified by a party by notice to each other party. Any notice delivered by hand or sent by facsimile transmission will be deemed conclusively to have been effectively given on the day notice was delivered or sent as aforesaid if it was delivered or sent on a day that was a Business Day at the place of the intended recipient, or on the next day that is a Business Day at such place if it was delivered or sent on a day that was not a Business Day at such place.

Public Notices

11.9 The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement will be jointly planned and co-ordinated and no Party will act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Public Disclosure

11.10 Before and after Closing, none of the Parties will disclose the terms of this Agreement, except as reasonably required for income tax purposes or as otherwise may be required by law including all securities laws and applicable stock exchange rules and policies. Notwithstanding the foregoing, in the case of any public filing of this Agreement under applicable securities laws the Parties will use reasonable efforts to jointly plan and coordinate such filings.

Entire Agreement

11.11 This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Waiver and Consent

11.12 No delay or failure by a party to exercise any of its rights under this Agreement constitutes a waiver of any such right. No consent or waiver, express or implied, by a party to, or of any breach or default by any other party of, any or all of its obligations under this Agreement will,

(a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this section,

(b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation,

(c) constitute a general waiver under this Agreement, or

(d) eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

Severability

11.13 If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Amendments

11.14 This Agreement may not be amended except in writing signed by each Party.

Further Assurances

11.15 The Parties will with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Assignment

11.16 No Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Parties.

Enurement

11.17 This Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Counterparts

11.18 This Agreement may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that each party is not a signatory to the same counterpart.

IN WITNESS WHEREOF the Parties have duly executed this Agreement effective as of the day and year first above written.

EXWAL INC.

Per:	/s/ Maria Peceli
Authorized Signatory

Svaneco Ltd. (BVI)

Per:	/s/ Jesper Svane
Authorized Signatory

Sapiens Alliance Ltd. (BVI)

Per:	/s/ Rene Lauritsen
Authorized Signatory

Klaus Aamann

Per:	/s/ Klaus Aamann
Authorized Signatory

Bent Helvang Media ApS

Per:	/s/ Bent Helvang
Authorized Signatory

Bristol Worldwide Ltd. (BVI)

Per:	/s/ Anders Hageskov
Authorized Signatory

SCHEDULE 1

Disclosure Schedule

BARK REPRESENTATIONS AND WARRANTIES

Section 3.1(b) – Title to shares

Svaneco Ltd: 1,745,454

Sapiens Alliance Ltd: 1,745,454

Bent Helvang Media ApS: 1,745,454

Bristol Worldwide Ltd. BVI: 1,745,454

Klaus Aamann: 1,745,454

Section 3.1(d) – Shareholder loans

The Company has borrowed funds from Bark Holding Ltd. which is controlled equally by Svaneco Ltd. and Sapiens Alliance Ltd.

Section 3.1(f) – No Fees Payable

The Company has concluded an agreement with DeBondo Capital Ltd. on financial advisory Services

Section 4.1(b) – Consents and Approvals

Approval of the board of directors of Bark Corporation A/S.

Section 4.1(c) – No Conflict

Loan agreement with Danske Bank has a change of control provision.

Section 4.1(g) – Litigation

The Company has 5 March 2008 received notice of a claim from two employees stating a claim for damages and compensation in total of approximately DKK 1 million, based on an alleged breach by the Company of the terms of employment and transfer of certain business activities from the employees to the Company. The Company is of the opinion that the claim is unsubstantiated, and has rejected the claim.

Section 4.1(l) – Absence of Undisclosed Liabilities

The Company has incurred significant expenses in the preparation of the filing of the S-1 registration statement with the SEC.

The Company has 5 March 2008 received notice of a claim from two employees stating a claim for damages and compensation in total of approximately DKK 1 million, based on an alleged breach by the Company of the terms of employment and transfer of certain business activities from the employees to the Company. The Company is of the opinion that the claim is unsubstantiated, and has rejected the claim.

Section 4.1(m) – Absence of Changes

The Company has 5 March 2008 received notice of a claim from two employees stating a claim for damages and compensation in total of approximately DKK 1 million, based on an alleged breach by the Company of the terms of employment and transfer of certain business activities from the employees to the Company. The Company is of the opinion that the claim is unsubstantiated, and has rejected the claim.

Section 4.1(s) – Material Contracts

Description of Material Contract
Credit Facility Contract between Danske Bank A/S and Living Brands A/S dated October 25, 2004 (now Bark Copenhagen) for DKK 500,000 floating interest – business credit line
Addendum to Credit Facility Contract between Danske Bank A/S and Living Brands A/S (now Bark Copenhagen A/S) dated April 28, 2006 increasing credit line from DKK 500,000 to DKK 1,000,000
Addendum to Credit Facility Contract between Danske Bank A/S and Living Brands A/S (now Bark Copenhagen A/S) dated February 2008 increasing credit line to DKK 2,000,000

Shareholder Agreement dated March 2007 between Peter Brockdorff, Daniel Soren, David Asmussen, Finn Balleby, Ole Parnam, Henrik Sorensen, Trine Jakobsen and K2 Media Group A/S (now Bark Corporation A/S) regarding shares of K2 Advertising A/S (now Bark Advertising A/S) entered into in connection with acquisition of Bark Copenhagen A/S (formerly Living Brands A/S)

Share Transfer Agreement dated March 30, 2007 between K2 Advertising A/S (now Bark Advertising A/S) and Peter Brockdorff, Daniel Soren, David Asmussen, Finn Balleby and Ole Parnam relating to acquisition of Bark Copenhagen A/S (formerly Living Brands A/S)

Share Transfer Agreement dated March 30, 2007 between K2 Advertising A/S (now Bark Advertising A/S) and BrockSo Holding ApS, Maren Holding ApS and FFF Holding ApS relating to acquisition of Radar 360 ApS (now Bark Media A/S)

Credit Facility Contract dated May 23, 2007 between Danske Bank A/S and K2mediagroup A/S (now Bark Corporation) for DKK 9,000,000 floating interest – business credit line
Suretyship dated May 23, 2007 granted by Danske Bank A/S and K2advertising A/S (now Bark Advertising) in favour of Danske Bank A/S relating to DKK 9,000,000 credit line
Chairman’s Agreement dated June 1, 2007 between Bark Corporation A/S and Bent Helvang
Management Services Agreement dated August 1, 2007 between Bark Corporation A/S and Lugano Communication & Entertainment SA
Engagement Letter dated August 17, 2007 between Bark Corporation A/S and PacificWave relating to capital raising and financial advisory services
Realkredit Loan Offer dated September 11, 2007 to K2mediagroup A/S (now Bark Corporation A/S) for DKK 14,900,000
Credit Facility Contract between Danske Bank A/S and Bark Property ApS for DKK 21,900,000 floating interest – business
Letter Agreement between DeBondo and Bark Corporation A/S regarding listing on OTCBB and Amex and advisory and consulting services
Option Agreement dated December 12, 2007 between Bark Corporation A/S and Bark Holding Ltd. regarding acquisition of a 32% interest of the shareholding in anaconda.tv GmbH
Option Agreement dated December 12, 2007 between Bark Corporation A/S and Bark Holding Ltd. regarding acquisition of a 19% interest of the shareholding in anaconda.tv GmbH

Description of Material Contract
Service Agreement between Livingbrands Bark Copenhagen A/S and Peter Brockdorff effective January 1, 2008
Contract of Employment between Bark Corporation A/S and Ole Bjerre dated January 1, 2008

Funding Agreement dated December 6, 2007 relating to initial contribution to Bark Corporation A/S by funding partners - Svaneco Ltd. (BVI), Sapiens Alliance (BVI), Washburn Asset Ltd. (BVI), Bent Helvang Media ApS, and Bristol Worldwide Limited (BVI)

Form of Repurchase and Lock-Up Agreement entered into by all shareholders of Exwal Inc. in connection with the acquisition of Bark Corporation A/S by Exwal, Inc.
Annuity Loan Agreements dated February 18, 2008 between Danske Bank A/S and Bark Property A/S for DKK 5,250,000 and DKK 1,750,000 floating interest – business credit lines

Section 4.1(t) – Indebtedness to Related Parties

The Company has borrowed funds from Bark Holding Ltd. which is controlled by Svaneco Ltd. and Sapiens Alliance Ltd.

Section 4.1(w) – No Fees Payable

The Company has concluded an agreement with DeBondo Capital Ltd. on delivery of financial advisory services.

PURCHASER REPRESENTATIONS AND WARRANTIES

Section 4.1(t) – Material Contracts

None.

SCHEDULE 2

Company Financial Statements

The following financial statements of the Companies are attached hereto:

Bark Corporation A/S (Consolidated - Audited)

  Report of Independent Registered Public Accounting Firm

  Consolidated Balance Sheets as at December 31, 2007 and 2006

  Consolidated Statements of Income for the year ended December 31, 2007 and for the periods from incorporation (October 9, 2006) to December 31, 2007 and 2006

  Consolidated Statements of Cash Flows for the year ended December 31, 2007 and for the periods from incorporation (October 9, 2006) to December 31, 2007 and 2006

  Consolidated Statements of Changes in Stockholders’ Equity for the period from incorporation (October 9, 2006) to December 31, 2007

  Notes to Consolidated Financial Statements

Bark Copenhagen A/S (Audited)

  Reports of Independent Registered Public Accounting Firm

  Balance Sheets as at May 14, 2007 and December 31, 2006

  Statements of Operations for the period from January 1, 2007 to May 14, 2007 and the year ended December 31, 2006

  Statements of Cash Flows for the period from January 1, 2007 to May 14, 2007 and the year ended December 31, 2006

  Statements of Changes in Stockholders’ Equity for the period from January 1, 2007 to May 14, 2007 and the year ended December 31, 2006

  Notes to Financial Statements

Bark Media ApS (Audited)

  Reports of Independent Registered Public Accounting Firm

  Balance Sheets as at May 14, 2007 and December 31, 2006

  Statements of Operations for the period from January 1, 2007 to May 14, 2007 and the year ended December 31, 2006

  Statements of Cash Flows for the period from January 1, 2007 to May 14, 2007 and the year ended December 31, 2006

  Statements of Changes in Stockholders’ Equity for the period from January 1, 2007 to May 14, 2007 and the year ended December 31, 2006

  Notes to Financial Statements

SCHEDULE 3

Purchaser Financial Statements

The following financial statements of the Purchaser are attached hereto:

Exwal Inc.

Audited financial statements of Exwal Inc. for the year ended September 30, 2007, including:

  balance sheets as at September 30, 2007 and 2006;

  statements of income for the years ended September 30, 2007 and 2006 and from inception (July 5, 2008) to September 30, 2007;

  statements of income for the years ended September 30, 2007 and 2006 and from inception (July 5, 2008) to September 30, 2007;

  statement of changes in stockholders’ equity from and from inception (July 5, 2008) to September 30, 2007 notes to financial statements.

SCHEDULE 4

Form of Exwal Shareholder Agreement

(Repurchase and Lock-Up Agreement)